Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Lewis R. Renollet, President and Chief Executive Officer of Monroe Federal Bancorp, Inc. (the “Company”), certify in my capacity as an officer of the Company that I have reviewed the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026 (the “Report”), and that to the best of my knowledge:

1.	the Report fully complies with6the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2026	/s/ Lewis R. Renollet
Lewis R. Renollet
President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.